Exhibit 10(b)

Note: Certain portions of this document have been marked “[c.i.]” to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

MASTER SERVICE AGREEMENT

This Master Service Agreement, (the “Master Agreement”) effective June 15th 2001 (the “Effective Date”), is made by and between DUSA Pharmaceuticals, Inc., with corporate offices located at 25 Upton Drive, Wilmington, Massachusetts 01887 (hereinafter “DUSA”) and Therapeutics Inc., with corporate offices located at 4180 La Jolla Village Drive, Suite 255, La Jolla, California 92037 (hereinafter “THERAPEUTICS”).

WHEREAS, DUSA and THERAPEUTICS desire to enter into this Master Agreement to provide the terms and conditions upon which DUSA may engage THERAPEUTICS from time-to-time for the purpose of managing the clinical development of DUSA’s new products in the field of dermatology, and other related services or projects by executing individual Work Orders (as defined below) specifying the details of the service and the related terms and conditions.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party, DUSA and THERAPEUTICS agree as follows:

1.	Definitions

(a)	“FDA” as used herein shall mean the United States Food and Drug Administration

(b)	“Good Clinical Practices” shall mean Good Clinical Practices as defined by the FDA.

(c)	“IND” as used herein shall mean an Investigational New Drug Application.

(d)	“IRB” as used herein shall mean the board(s) established pursuant to 21 CFR Part 56 for the purpose of reviewing clinical investigations.

(e)	“Investigator” as used herein shall mean a licensed physician who is a qualified clinical investigator willing and able, and engaged to conduct a clinical investigation of the Study Drug as set forth in a Protocol.

(f)	“NDA” as used herein shall mean a New Drug Application, or foreign equivalent.

(g)	“Phase I Clinical Study” as used herein shall mean those human clinical studies on sufficient numbers of persons that are designed to establish that a product is safe for its intended use and to support its continued clinical testing.

(h)	“Phase II Clinical Study” as used herein shall mean those human clinical studies on sufficient numbers of persons that are designed to establish the safety and efficacy of a product for its intended use.

(i)	“Phase III Clinical Study” as used herein shall mean an expanded human study of a level necessary for submission to, and approval for marketing of a product by, the FDA of an NDA.

(j)	“Protocol” as used herein shall mean particular clinical testing procedures and conditions for the clinical evaluation of the Study Drug or Study Device, from time to time, during the Term.

(k)	“Services” as used herein shall mean the services to be provided to DUSA by THERAPEUTICS pursuant to a Work Order (as defined in Section 2).

(l)	“Study” as used herein shall mean the clinical research provided for in a Protocol.

(m)	“Study Drug” as used herein shall mean Levulan® PDT/PD or other drug being tested in a Study for which THERAPEUTICS is providing Services and related drug materials as described in a Protocol.

(n)	“Study Device” as used herein shall mean the BLU-U™ brand device or other device being tested in a Study as described in a Protocol.

2.	Work Orders, Nature of Work

(a)	Work Orders The specific details of each project under this Master Agreement (each “Project”) shall be separately negotiated and specified in writing on a Work Order in a form substantially similar to that attached to this Master Agreement as Exhibit 1. Each Work Order will include, as applicable, the Protocol, scope of work, timeline, budget and payment schedule and such other terms as shall be agreed upon by the parties. The terms of this Master Agreement shall be automatically incorporated into the terms of any Work Order. This Master Agreement and each Work Order, independent from other Work Orders, constitute the entire agreement for a Project. To the extent any terms or provisions of a Work Order conflict with the terms and provisions of this Master Agreement, the terms and provisions of this Master Agreement shall control, unless otherwise expressly set forth in the Work Order.

(b)	Change Orders Any material change in the details of a Work Order shall require a written amendment to the Work Order called a Change Order, which shall be in a form substantially similar to that attached to this Master Agreement as Exhibit 2. Each Change Order shall detail the requested changes to the applicable task, responsibility, duty, budget, timeline or other matters. A Change Order will only become effective upon the execution of the Change Order by both parties.

(c)	Transfer of Obligations Notwithstanding any other provision of this Master Agreement, and in addition to any other specific responsibilities of THERAPEUTICS which are set forth herein, pursuant to 21 CFR Part 312.52, DUSA may, from time to time, transfer and THERAPEUTICS may assume all or some of the specific obligations of DUSA as “Sponsor” under the Federal Food, Drug, and Cosmetic Act (“Act”). A description of such obligations to be transferred to THERAPEUTICS will be provided in each Work Order. It is agreed that the same description and extent of obligations transferred will be included in Section #13 of any applicable INDs filed on Form FDA 1571. THERAPEUTICS agrees to carry out diligently all transferred obligations. Unless otherwise required by the terms of any Work Order, or any applicable law, rule or regulation, any and all interaction or communication with the FDA shall be conducted exclusively or as directed by DUSA, with the cooperation and assistance of THERAPEUTICS as requested by DUSA from time to time and at DUSA’s cost and expense.

(d)	Performance of Services. THERAPEUTICS agrees to use commercially reasonable efforts to diligently perform, and to cause its employees, officers, permitted subcontractors and representatives to diligently perform the Services in accordance with the terms and conditions of this Master Agreement and each Work Order. Such efforts may include, without limitation, implementing reasonable procedures such as bonuses and other incentives for timely completion of the Services. HOWEVER, THERAPEUTICS MAKES NO OTHER REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE SERVICES, EXPRESS OR IMPLIED, AND THERAPEUTICS SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE SERVICES TO BE PROVIDED HEREUNDER.

3.	Term and Termination

(a)	This Master Agreement shall commence on the Effective Date and shall have an initial term of two (2) years (the “Initial Term”), unless earlier terminated as provided herein. The Initial Term will be automatically renewed for additional one year term(s), unless either party notifies the other not less than ninety (90) days prior to the end of the Initial Term, or any subsequent term that such party does not wish to renew this Master Agreement.

(b)	DUSA may terminate this Master Agreement or any Work Order for any reason upon ninety (90) days prior written notice to THERAPEUTICS.

(c)	If either party believes a termination is necessary to protect the safety or welfare of the Study subjects, then such party shall have the right to terminate the applicable Work Orders on notice to the other party.

(d)	Either party may terminate this Master Agreement, or any Work Order, upon written notice to the other party, if the other party materially breaches this Master Agreement, or such Work Order, and such party fails to cure said breach within ninety (90) days after receipt of written notice from the non-breaching party outlining the breach and its intention to terminate.

(e)	DUSA and THERAPEUTICS agree to discuss, cooperate and coordinate all activities being undertaken by THERAPEUTICS upon termination of this Master Agreement to insure patient safety, continuity of treatment and compliance with applicable local, federal and/or state laws, regulations and ordinances.

(f)	Upon termination of this Master Agreement or any Work Order, THERAPEUTICS will, at DUSA’s written request, promptly provide DUSA with a copy of all records relating to the Project’s performance and all periodic reports and/or patient records, maintaining confidentiality.

(g)	Should DUSA choose to terminate a Work Order prior to completion, for any reason, other than THERAPEUTICS’ material breach of this Master Agreement, insolvency or bankruptcy, DUSA agrees to pay THERAPEUTICS:

(i)	all reasonable direct fees earned hereunder for Services performed up to the effective date of termination in accordance with the terms of a Work Order being terminated, and

(ii)	all non-cancelable costs incurred in connection with any Work Order being terminated to the date of termination.

(h)	In the event a Work Order is terminated by DUSA before conclusion by reason of any uncured material breach by THERAPEUTICS pursuant to Section 3(d) above, any third party pass-through costs associated with terminating the Work Order, e.g. Investigator fees or patient enrollment costs, will be:

(i)	borne by THERAPEUTICS if attributable to THERAPEUTICS’ material breach of its obligations under the Master Agreement or Work Order and previously paid to THERAPEUTICS;

(ii)	borne by DUSA if not previously paid to THERAPEUTICS; or

(iii)	negotiated between DUSA and THERAPEUTICS if neither of the above.

(i)	Notwithstanding anything to the contrary herein, and in addition to any other obligations of DUSA hereunder, at the expiration of this Master Agreement or upon termination of this Master Agreement by DUSA for any reason other than uncured material breach by THERAPEUTICS pursuant to Section 3(d) above, DUSA shall pay to THERAPEUTICS, (i) if such expiration or termination occurs within two years after the Effective Date, including at the end of the Initial Term, an amount equal to [c.i.] the Minimum Monthly Fee (as defined herein) in effect for the month immediately preceding such expiration or termination, (ii) if such expiration or termination occurs more than two years, but less than or equal to three years, from the Effective Date, an amount equal to [c.i.] the Minimum Monthly Fee in effect for the month immediately preceding such expiration or termination, or (iii) if such expiration or termination occurs more than three years from the Effective Date, an amount equal to [c.i.] the Minimum Monthly Fee in effect for the month immediately proceeding such expiration or termination if DUSA did not provide written notice to THERAPEUTICS of such expiration or termination at least six months in advance thereof.

(j)	Sections 3, 4(c), 4(d), 4(f), 7, 8, 9, 11, 12, 13, 14, 23, 24, 25, 26 and 28 shall survive any expiration or termination of this Master Agreement.

4.	Compensation

(a)	For purposes of this Master Agreement, the term “Minimum Monthly Fee” for a particular month shall mean an amount no more than [c.i.] and no less than [c.i.], and shall be determined based on the factors listed on Exhibit 3 hereto. The Minimum Monthly Fee shall be set forth in monthly invoices from THERAPEUTICS that contain the basis for the calculation thereof based on the factors set forth on Exhibit 3.

(b)	Beginning on the Effective Date and every month thereafter during the term of this Master Agreement, DUSA shall pay to THERAPEUTICS the greater of the following:

(i)	The Minimum Monthly Fee for that month; or

(ii)	Amounts due under all Work Orders, plus the following costs (related to the factors set forth on Exhibit 3):

(x)	[c.i.] of General Corporate Support; and

(y)	[c.i.] of Program Management & In-Licensing.

(c)	DUSA shall pay the following bonuses to THERAPEUTICS if, at any time during or after the term of this Master Agreement, DUSA initiates the first Phase III Clinical Study of a Study Drug (“Phase III Bonus”) or receives approval of an NDA for a Study Drug (“NDA Bonus”) with respect to each dermatology indication for which THERAPEUTICS provided Services as clinical development lead; provided that the Work Order governing such Services was not terminated by DUSA pursuant to Section 3(d) for uncured breach by THERAPEUTICS. The amount of the Phase III Bonus and NDA Bonus payable to THERAPEUTICS, if any, is dependent on the level of clinical testing for which THERAPEUTICS provided Services for a particular indication, as set forth in the following table. If THERAPEUTICS provides Services for more than one level of clinical development for a particular indication, the amount of the Phase III Bonus and/or NDA Bonus payable to THERAPEUTICS, if any, shall be the greatest amount indicated in the following table for the level of clinical testing for which THERAPEUTICS provided Services. It is the parties’ intention that THERAPEUTICS shall be eligible for the Phase III Bonus and the NDA Bonus only with respect to dermatology indications for which THERAPEUTICS provided Services as clinical development lead. Each Work Order shall specify whether or not THERAPEUTICS will be eligible for such bonuses for the Services to be performed thereunder.

	PHASE III	NDA
SERVICES	BONUS	BONUS

Phase I Clinical Study	[c.i.]	[c.i.]

Phase II Clinical Study	[c.i.]	[c.i.]

Phase III Clinical Study	[c.i.]	[c.i.]

(d)	If, by April 1, 2002, THERAPEUTICS completes Services under a Work Order that establishes feasibility for ALA PDT in acne, onychomycosis or warts, as determined by DUSA in good faith, and DUSA elects to continue clinical development or otherwise make an additional significant investment with respect to such indication, then DUSA shall pay THERAPEUTICS [c.i.].

(e)	THERAPEUTICS will be eligible for annual performance bonuses of up to [c.i.] of all amounts paid by DUSA to THERAPEUTICS for employee labor costs associated with projects not related to an NDA research and development program (e.g., DUSA’s FDA required long-term AK tracking study), pursuant to Sections 4(a) and (b) for the immediately proceeding year, based on milestones and other criteria to be mutually agreed upon by the parties.

(f)	DUSA shall make any bonus payment required hereunder within 30 days after the occurrence of the event triggering the obligation to make the bonus payment.

(g)	On the Effective Date and on each anniversary of the Effective Date during the term of this Master Agreement, DUSA shall either (i) issue to THERAPEUTICS a number of unregistered shares of DUSA’s common stock (the “Shares”) equal to the greater of (a) 5,000 Shares, as adjusted for stock splits, recapitalizations and the like, unless the aggregate value of such Shares based on the closing price of DUSA common stock on the NASDAQ National Market or then current principal national securities exchange on which its common stock is listed (the “Closing Price”) on the date of issuance is greater than [c.i.], in which case the number of Shares having an aggregate value of [c.i.] or (b) [c.i.] divided by the Closing Price on the date of issuance, or (ii) pay THERAPEUTICS the cash equivalent of the number of Shares as determined in (i) above, based on the Closing Price on the date of issuance, up to a maximum of [c.i.]. The decision whether DUSA will issue Shares pursuant to (i) above or pay cash pursuant to (ii) above shall be at DUSA’s sole discretion. The Shares will be issued to THERAPEUTICS as a private placement based upon customary representations THERAPEUTICS shall make to DUSA as set forth in Exhibit 4 attached hereto. THERAPEUTICS acknowledges that the Shares will be subject to significant restrictions on transfer and THERAPEUTICS will not be able to sell or otherwise dispose of the Shares without registration or an opinion of legal counsel to the Company that the Shares may be sold or transferred in a transaction exempt from registration.

5.     Work Order Compensation (a) Unless otherwise agreed in a particular Work Order, the following shall apply with respect to all payments by DUSA for Services under a Work Order:

(i)	THERAPEUTICS will be compensated for its Services, itemized expenses, and pass-through costs, net of discounts, incurred in the performance of the Services pursuant to the budget and payment schedule set forth in each respective Work Order.

(ii)	All taxes (and penalties thereon) imposed on any payment by DUSA to THERAPEUTICS shall be the responsibility of THERAPEUTICS.

(iii)	THERAPEUTICS will submit monthly invoices to DUSA which shall contain an itemized accounting for fees, expenses and pass-through costs related to a Work Order.

(iv)	THERAPEUTICS will invoice DUSA promptly upon achievement of agreed to milestones (if other than monthly) for payment of Services.

(v)	Invoices shall be payable by DUSA within thirty (30) days after receipt by DUSA (late payments should be subject to interest at a rate equal to the lesser of 2% per month or the maximum rate permitted by applicable law).

(b)	If any portion of an invoice is disputed, then DUSA shall pay the undisputed amounts as set forth in the preceding sentence and the parties shall use good faith efforts to reconcile the disputed amount as soon as practicable. THERAPEUTICS shall maintain adequate accounting records for all receipts and disbursements of supplies and monies directly related to any Work Order. DUSA shall be permitted to audit these records at reasonable business hours upon reasonable notice to THERAPEUTICS.

(c)	It is the parties’ expectation that the budget for any Work Order relating to Services to be provided by THERAPEUTICS in the nature of a contract research organization shall be based upon the rates and fees set forth on Exhibit 5 hereto.

6.	Personnel

(a)	The Services with respect to each Project shall be performed by THERAPEUTICS under the direction of the person identified as the Project Manager in the applicable Work Order. THERAPEUTICS will perform its Services in a professional, workmanlike and timely manner and will ensure that the personnel or subcontractors it uses to perform the

Services are appropriately trained and qualified. DUSA shall be entitled in good faith to request that the Project Manager be removed and replaced with a new Project Manager, and THERAPEUTICS shall make best efforts to honor such request.

7.	Confidentiality

(a)	Any confidential information (“Confidential Information”) of a party (“Discloser”) acquired by another party (“Recipient”) under this Master Agreement or any Work Order, including, without limitation, the results of any Study or Project, shall not be disclosed to any third party who does not have a need to know such Confidential Information for purposes of performing Recipient’s obligations under this Agreement or any Work Order, without the prior written authorization from Discloser. Recipient shall use the Confidential Information only for the purpose of fulfilling its obligations under this Master Agreement or any Work Order. Recipient represents and warrants that it has obtained or will obtain agreements with its employees and agents (including subcontractors) to maintain the confidentiality of all Confidential Information as provided herein. THERAPEUTICS agrees, on behalf of itself, and on behalf of its employees, agents, subcontractors and any entity controlled by, controlling or under common control with THERAPEUTICS, not to publish or present the results of any research or other project without DUSA’s prior written approval.

(b)	The obligations of Recipient with regard to Confidential Information shall continue for a period of ten (10) years from the date that such Confidential Information is acquired by Recipient.

(c)	The obligations of Recipient regarding the confidentiality and nondisclosure of information as provided in this section shall not apply to information that is:

(i)	already known to Recipient as shown by its prior written records without prior disclosure from Discloser;

(ii)	becomes publicly available through no fault of Recipient;

(iii)	received from a third party which has the legal right to disclose it to Recipient; or

(iv)	required by law to be disclosed; provided that Recipient notifies Discloser in writing of its intention to disclose Confidential Information with sufficient time to allow Discloser to seek a protective order or file an application for confidential treatment as may be permissible.

(d)	Recipient acknowledges that the disclosure of Confidential Information without Discloser’s expressed permission may cause Discloser irreparable harm and that the breach or threatened breach of nondisclosure provisions of this Master Agreement may entitle Discloser to seek injunctive relief, in addition to any other legal remedies that may be available.

8.	Ownership and Inventions.

(a)	All materials, documents and information, programs and suggestions of every kind and descriptions provided by DUSA to THERAPEUTICS or to Investigators and all data or reports generated by Investigators participating in a DUSA-sponsored Study or prepared by THERAPEUTICS in connection with the Services performed hereunder shall be the sole and exclusive property of DUSA.

(b)	THERAPEUTICS shall retain and preserve one (1) copy only of all such property of DUSA for a period of two (2) years after the NDA has been approved or a Project discontinued. At the end of such two (2) year period, THERAPEUTICS may destroy all such material upon giving DUSA written notice of its intent to do so at least thirty (30) days prior to destruction. Failure of DUSA to respond to such notice within the thirty (30) day period shall be evidence of DUSA’s acquiescence in the destruction of such material.

(c)	All rights, title and interest in and to any and all data, discoveries or inventions arising pursuant to this Master Agreement and/or Work Order shall be owned solely and exclusively by DUSA regardless of inventorship. THERAPEUTICS will disclose promptly to DUSA or its nominee any and all inventions, discoveries, improvements and modification, conceived or reduced to practice by THERAPEUTICS or any Investigator or at any Study site arising from the Services to DUSA pursuant to this Master Agreement or any Work Order and relating to such Services. THERAPEUTICS agrees to assign all its interest therein to DUSA or its nominee and, whenever requested to do so by DUSA, THERAPEUTICS will execute any and all applications, assignments or other instruments and give testimony which DUSA shall deem necessary to apply for and obtain patent letters in the United States or any foreign country or to otherwise protect DUSA’s interests, therein, at DUSA’s sole cost and expense, including the payment of THERAPEUTICS’ standard rates therefor.

These obligations shall continue beyond the termination of this Master Agreement and shall be binding upon THERAPEUTICS’ assignees, administrators, subcontractors and other legal representatives.

9.	Access to Records

THERAPEUTICS will permit representatives of DUSA and/or any authorized regulatory authorities to have access at reasonable times to clinical/laboratory facilities at THERAPEUTICS’ premises for the purpose of observing performance of the Services and/or reviewing resulting data.

10.	Adverse Experience Reporting

Pursuant to any Protocol attached to any Work Order, THERAPEUTICS agrees throughout the duration of this Master Agreement, to promptly notify DUSA of any information concerning any serious or unexpected event or injury, and the severity thereof, associated with the clinical uses, studies, investigations or tests, whether or not determined to be attributable to any Study Drug or Study Device.

11.	Publications

Project results may not be published or publicly disclosed to, in whole or in part, by THERAPEUTICS or its affiliates without the prior express written consent of DUSA.

12.	Indemnification

(a)	DUSA agrees to indemnify, defend and hold harmless THERAPEUTICS, its respective officers, trustees, affiliates, agents, servants and employees and independent contractors (hereafter collectively referred to as “Indemnitees”) from and against any and all loss, cost (including the reasonable costs of providing medical care), claims, actions, liability and/or suits (including reasonable attorneys’ fees) suffered or incurred by an Indemnitee as a result of (i) bodily injury to a patient in any Study being conducted pursuant to this Master Agreement or any Work Order directly caused by administration of a Study Drug or Study Device, or (ii) DUSA’s negligent performance of the obligations required under this Master Agreement or any intentional or reckless misconduct by DUSA, except to the extent that any such loss, cost, claims, actions, liability and/or suits is caused by

(i)	the negligence or intentional or reckless misconduct of any Indemnitee;

(ii)	failure to adhere to Good Clinical Practices by any Indemnitee; or

(iii)	failure by any Indemnitee to follow a Protocol.

(b)	THERAPEUTICS agrees to provide DUSA with prompt notice of any such claim or action. In the event the aforesaid indemnity is invoked, DUSA shall have the right, but not the obligation, to manage and control the defense and settlement of any and all such actions and lawsuits, and shall have the right to select and engage counsel of its own choice. THERAPEUTICS shall cooperate fully with DUSA in the defense of any and all actions and lawsuits. No Indemnitee shall be entitled to compromise or settle any such claim, action, suit or judgment without prior written approval of DUSA.

(c)	THERAPEUTICS agrees to indemnify, defend and hold harmless DUSA, its parents, subsidiaries and affiliates, as well as the officers, directors, employees and agents of each, against and in respect of any and all losses, costs (including the reasonable costs of providing medical care), claims, actions, liability and/or suits (including reasonable attorneys’ fees) suffered or incurred by DUSA resulting from THERAPEUTICS’ negligent performance of the obligations required under this Master Agreement or any Work Order, or from any intentional or reckless misconduct, including any negligent failure on the part of THERAPEUTICS to honor THERAPEUTICS’ financial obligations to any subcontractor of THERAPEUTICS.

(d)	DUSA agrees to provide THERAPEUTICS with prompt notice of any such claim or action. In the event the aforesaid indemnity is invoked, THERAPEUTICS shall have the right, but not the obligation, to manage and control the defense and settlement of any and all such actions and lawsuits, and shall have the right to select and engage counsel of its own choice. DUSA shall cooperate fully with THERAPEUTICS in the defense of any and all actions and lawsuits. No Indemnitee shall be entitled to compromise or settle any such claim, action, suit or judgment without prior written approval of THERAPEUTICS.

(e)	DUSA shall, at the request of THERAPEUTICS or an Investigator, execute and deliver to the Investigator a letter setting forth DUSA’s obligations to the Investigator under sub-paragraph (a ).

13.	Force Majeure and Delays

In the event either party shall be delayed or hindered in or prevented from the performance of any act required hereunder by reasons of strike, lockouts, labor troubles, inability to procure materials, failure of power or restrictive government or judicial orders, or decrees, riots, insurrection, war, acts of God, inclement weather or other similar reason or cause beyond that party’s control (not including the inability of a party’s software to perform data-dependent calculations properly), then performance of such act (except for the payment of money owed) shall be excused for the period of such delay; provided, however, if such delay continues in excess of eight (8) weeks, either party may terminate the affected Work Order(s) without penalty under any Work Order, except that DUSA shall be obligated to pay THERAPEUTICS (a) all reasonable direct fees earned under this Master Agreement or the terminated Work Order(s) up to the effective date of termination in accordance with the terms of the terminated Work Order(s), (b) all reasonable non-cancelable costs incurred in connection with the terminated Work Order(s) to the dated of termination, and (c) the payment described in Section 3(i) of this Master Agreement.

14.	Notices

Whenever any notice is to be given pursuant to this Master Agreement, it must be in writing using first class certified mail, return receipt requested, nationally recognized overnight carrier, or facsimile, postage prepaid to the addresses set forth below:

THERAPEUTICS:	Therapeutics, Inc.

4180 La Jolla Village Drive, Suite 255

La Jolla, CA 92037

Attn: Daniel Piacquadio, President

DUSA:	DUSA Pharmaceuticals, Inc.

25 Upton Drive

Wilmington, MA 01887

Attn: Paul Sowyrda

Vice President, Product Development and Marketing

Such notice shall be effective five days after deposit if sent by mail, the next business day if sent by overnight carrier and upon receipt of electronic confirmation of delivery if sent by facsimile.

15.	Legal Compliance

THERAPEUTICS shall perform all work under this Master Agreement and any Work Order in conformity with all applicable federal, state and local laws and regulations including but not limited to the Act and the regulations promulgated pursuant thereto, as amended from time to time, and with the standard of care customary in the contract research organization industry. For purposes of DUSA providing the FDA with certification pursuant to Section 306(k) of the Act, THERAPEUTICS warrants that no person (including Investigators, sub-investigators or any other person working under the supervision of THERAPEUTICS) performing Services pursuant to this Master Agreement or any Work Order has been debarred or convicted of crimes pursuant to Sections 306(a) and (b) of the Act. THERAPEUTICS agrees to notify DUSA immediately upon THERAPEUTICS’ learning of the occurrence of any such debarment, conviction, or inquiry relating to a potential debarment, of any person performing Services pursuant to this Master Agreement or any Work Order and agrees that said person shall be immediately prohibited from performing Services under this Master Agreement or any Work Order.

DUSA represents that it shall not request THERAPEUTICS to perform assignments or tasks that violate any applicable law or regulation.

16.	Regulatory Inspections

If any governmental or regulatory authority conducts or gives notice to THERAPEUTICS of its intent to conduct an inspection of THERAPEUTICS or at any study site or take any other regulatory action with respect to the Services provided under this Master Agreement or any Work Order, THERAPEUTICS shall (a) cooperate with DUSA and reasonably act to obtain the cooperation of any Investigators; (b) provide DUSA prior notice of any inspection or other regulatory action; (c) allow DUSA the right to be present at any such inspection. DUSA shall have primary responsibility of preparing any responses which may be required; and the sole opportunity to challenge any order of a regulatory or governmental activity affecting its IND,

NDA, or any Project. If THERAPEUTICS has attempted to comply with the provisions of this Paragraph but is nevertheless required by a governmental or regulatory authority to comply with their demand or request, then compliance by THERAPEUTICS shall not cause a breach of this Master Agreement.

17.	Insurance

Each of THERAPEUTICS and DUSA represents that it maintains and will continue in force during the Initial Term or any renewal term of this Master Agreement, at its sole cost and expense, the insurance listed below. Each party shall provide to the other certificates of insurance evidencing the insurance required hereunder and will provide prompt written notice to other party prior to any cancellation of such coverage or material change in such coverage.

(i)	Worker’s Compensation and Occupational Disease Disability insurance as required by the laws of the state(s) in which Services are to be performed;

(ii)	Comprehensive Automobile Liability insurance for vehicles furnished by such party or used by such party in the performance of this Master Agreement or any Work Order with bodily injury and property damage limits of $1,000,000 each occurrence, combined single limit;

(iii)	Commercial General Liability insurance with bodily injury and property damage limits of $1,000,000 each occurrence, aggregate combined single limit;

(iv)	Excess Liability insurance with limits of $2,000,000 per occurrence/aggregate combined single limit which shall be excess of the coverages described in Paragraphs 17(ii) and (iii) above; and

(v)	With respect to DUSA only, clinical trials liability insurance in the amount of $20,000,000 combined single limit.

(b)	To the extent permitted by law, the insurance set forth above as well as any other coverages agreed to be purchased hereunder shall contain waivers of subrogation and/or rights of recovery as to claims against the other party.

(c)	THERAPEUTICS shall be identified as an additional insured under DUSA’s clinical trials liability insurance described in sub-paragraph (v) above.

(d)	THERAPEUTICS and DUSA agree that with regard to this Master Agreement, the insurance coverage to be provided hereunder shall be considered as primary insurance and not contributory with any similar instance which the other party and/or its employees and agents may maintain on their own behalf.

18.	Assignment

This Master Agreement and each Work Order may not be assigned by either party without the other’s prior written consent, which consent shall not be unreasonably withheld; provided, however, that DUSA may assign this Master Agreement without consent to any successor in interest by merger, consolidation, recapitalization, or sale of substantially all of its assets or a majority of the control of its common stock.

19.	Independent Contractors

For purpose of this Master Agreement, the relationship between the parties is that of an independent contractor and neither party shall have the authority to bind or act on behalf of the other party without its prior written consent. Nothing contained in the Master Agreement shall be construed to create the relationship of principal and agent or employer and employee between DUSA and THERAPEUTICS, or their respective employees, servants, agents or independent contractors.

20.	Relationship with Investigators

If a particular Work Order obligates THERAPEUTICS to contract with an Investigator(s) or investigative site then any such contract shall be on a form mutually acceptable to THERAPEUTICS and DUSA, and any material changes to such form shall require prior approval by DUSA. DUSA will be responsible for promptly reviewing, commenting on and/or approving such form contracts and proposed changes.

21.	Advertising

THERAPEUTICS shall not issue any information or statement to the press or public relating to the results of any Study without the prior written consent of DUSA. Neither party shall use the name or trademarks of the other party in any announcement, publication or promotional material or in any form of public distribution without the prior written consent of the other party, except as required by applicable law, any court or administrative order or any Work Order.

22.	THERAPEUTICS Representations

THERAPEUTICS represents that (a) it has the right and authority to enter into this Master Agreement and to perform the Services required pursuant to each Work Order; (b) the person executing this Master Agreement has the authority to do so; and (c) THERAPEUTICS is not a party to any existing agreement or arrangement that would prevent THERAPEUTICS from entering into this Master Agreement or would adversely affect THERAPEUTICS’ performance under this Master Agreement. These representations will also apply with respect to the execution of each Work Order by THERAPEUTICS.

23.	Severability

If any provision of this Master Agreement or any Work Order shall be deemed void in whole or in part for any reason whatsoever, the remaining provisions shall remain in full force and effect.

24.	Estoppel

The waiver or forbearance by either party or the failure by either party to claim a breach of any provision of this Master Agreement or Work Order shall not be deemed to constitute a waiver or estoppel with respect to any subsequent breach or with respect to any provision thereof.

25.	Applicable Law

This Master Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

26.	Descriptive Heading

The descriptive heading of the Master Agreement sections are inserted for convenience only and shall not control or affect the meaning or construction of any provision hereof.

27.	Binding Effect

The Master Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns. THERAPEUTICS shall not have the right to assign the Master Agreement or any of the rights or obligations hereunder without the prior written consent of DUSA, provided that such consent shall not be unreasonably withheld.

28.	Entire Understanding

This Master Agreement and each Work Order represents the entire understanding of the parties with respect to the subject matter hereof. Any modification to this Master Agreement or any Work Order must be in writing and signed by both parties.

IN WITNESS WHEREOF, the parties hereto have executed this Master Agreement on the day and year written below.

DUSA Pharmaceuticals, Inc.		Therapeutics Inc.

By:		By:

	Paul Sowyrda		Daniel Piacquadio
	Title: Vice President, Product Development and Marketing		Title: President

EXHIBIT 1

SAMPLE
Work Order ____

This Work Order (“Work Order”) is entered to and becomes, upon execution by both parties below, a part of the Master Services Agreement (the “Master Agreement”) between such parties dated June 1, 2001, and sets forth the specific terms and conditions relating to the Services listed below:

1.	Scope of work.

Attached hereto and incorporated herein as a part of this Work Order is a project description for Levulan® identified as the Proposal, THERAPEUTICS Project Number “               ” dated                .

The Project description shall also include any attachments including the Protocol entitled: “                                   ” and supplement thereto specifically referenced in the project description, and any amendments that are agreed to by the parties in writing.

THERAPEUTICS shall conduct the Services required by the project description and any amendments thereto. Except as otherwise provided by this Work Order, THERAPEUTICS shall follow the procedures and methodology, and shall observe and comply with the schedules, specified in the project description and any Change Orders thereto.

2.	Study Period.

{Insert starting and ending dates.} The Project will commence on                 and be completed on                     .

Services currently requested for warts include:

(a) Investigator selection to the extent required

(b) Subject recruitment

(c) Monitoring

(d) Management of statistical analysis

(e) Clinical report summary

3.	Project Budget / Fees and Expenses. See attached budget {Attach budget to this document.}

Fee Basis:	Hourly Services	Rate:	$

	Fixed Price	Total Fee:	$

	Time and Materials	Estimated Fee:	$

Upon completion of the Services under this Work Order, will THERAPEUTICS be eligible to receive the bonuses provided for in Section 4(c) of the Master Agreement (check one of the following):

                       YES

                       NO

4.      Payment Terms and Payment Schedule {Insert specific description of payment schedule, or you can attach it and refer to it in this section.}

In any event, total payments under this Work Order shall not exceed US$     without DUSA’s prior written approval.

5.	THERAPEUTICS Personnel

THERAPEUTICS has assigned a full staff who are appropriately trained individuals with experience in conducting and managing the Services that are described in this Work Order.

         Names of people assigned and hourly rates (if applicable):

Title	Name	Rate
Project Manager

Clinical Operation Manager

Data Manager

Statistician

Medical Writer

6.	Work Authorization

THERAPEUTICS’ execution and return of one copy of this Work Order and any attachments hereto shall constitute authorization for THERAPEUTICS to conduct the Study or Services described herein.

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IN WITNESS WHEREOF, the parties hereto have caused this Work Order to be executed by their respective authorized representatives to be effective as of the date last below written.

DUSA Pharmaceuticals, Inc.	Therapeutics Inc.

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

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EXHIBIT 2

CHANGE ORDER FORM

Change Order Number:		Date Completed:

Client:	DUSA Pharmaceuticals, Inc.	Work Order Reference:

Client Contact requesting modification:		Project Identification and/or Number(s):

Date of Client request to modify Work Order:		Does this change the overall timeline?	YES	NO

Original Cost:	US $	Revised Cost:	US $

Description of Modification: {Insert specific description, or attach detail and refer to it in this section.}

AGREED TO, ACKNOWLEDGED, AND ACCEPTED BY:

The parties have caused this Change Order to be executed under seal in duplicate by their duly authorized representatives, and entered into as of the date of the last party below to execute.

DUSA Pharmaceuticals, Inc.	Therapeutics Inc.

By:	By:

Print Name:	Print Name:

Title:	Title:

Date:	Date:

EXHIBIT 3

FACTORS FOR CALCULATION OF MINIMUM MONTHLY FEE

TITLE	RATE

General Corporate Support	[c.i.]. Estimate based upon [c.i.]

Project Administrator	Project Administrator @ [c.i.], approval to hire [c.i.] THERAPEUTICS employee for DUSA projects at this level, estimated salary range [c.i.]. Fee due from [c.i.]

Consultant Support	General consultative services for program support e.g. medical consultant, etc., [c.i.]. Fee due only if service is utilized.

Project Manager/Monitor	Project manager/monitor @ [c.i.], approval to hire [c.i.] THERAPEUTICS employees for DUSA projects at this level, estimated salary range at this level, estimated salary range [c.i.]. Fee due from [c.i.]

Program Management & In-Licensing	Piacquadio’s services at the rate of [c.i.] if requested by DUSA thereafter in writing at least 90 but no more than 120 days in advance, allocation includes coverage for DUSA dermatology development program management and responsibility for in-licensing of new technology or products.

EXHIBIT 4
Representations and Warranties for Stock Issuances

         Representations and Warranties of the Undersigned. To induce the Company to make this stock grant, the undersigned hereby represents and warrants to the Company that:

                  (a) the undersigned, if an individual, has reached the age of majority in the jurisdiction in which he resides, is a bona fide resident of the jurisdiction contained in the address set forth on the signature page of this Representation Letter, is legally competent to execute this Representation Letter, does not intend to change residence to another jurisdiction and is not a resident of Canada;

                  (b) the undersigned, if an entity, is duly authorized to execute this Representation Letter and this Representation Letter, when executed and delivered by the undersigned, will constitute a legal, valid and binding obligation enforceable against the undersigned in accordance with its terms; and the execution, delivery and performance of this Representation Letter and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate or other necessary action on the part of the undersigned;

                  (c) the Shares being granted hereby are being acquired by the undersigned for investment purposes only, for the account of the undersigned and not with the view to any resale or distribution thereof, and the undersigned is not participating, directly or indirectly, in a distribution of such Shares and will not take, or cause to be taken, any action that would cause the undersigned to be deemed an “underwriter” of such Shares as defined in Section 2(11) of the Act;

                  (d) the undersigned has had access to all materials, books, records, documents and information relating to the Company which the undersigned has requested, and has been able to verify the accuracy of the information contained therein;

                  (e) the undersigned acknowledges and understands that investment in the Shares involves a high degree of risk, including without limitation, the risks set forth in the Company's filings with the Securities and Exchange Commission from time to time;

                  (f) the undersigned acknowledges that the undersigned has been offered an opportunity to ask questions of, and receive answers from, officers of the Company concerning all material aspects of the Company and its business, and that any request for such information has been fully complied with to the extent the Company possesses such information or can acquire it without unreasonable effort or expense;

                  (g) the undersigned has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of an investment in the Company and can afford a complete loss of his investment in the Company;

                  (h) the undersigned has not relied upon any representations or other information (whether oral or written) from the Company, other than as set forth herein and no oral or written representations have been made or oral or written information furnished to the undersigned or its advisors, if any, in connection with the Stock Grant for the Shares;

                  (i) the undersigned recognizes that no governmental agency has passed upon or endorsed the merits of the issuance of the Shares or made any finding or determination as to the fairness of this transaction;

                  (j) the undersigned is not receiving the Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or meeting to which the public was invited;

                  (k) the undersigned is an “Accredited Investor” as that term is defined in Section 501(a) of Regulation D promulgated under the Act. Specifically the undersigned is (check appropriate item(s)):

                           (i) a bank as defined in Section 3(a)(2) of the Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Exchange Act; an insurance company as defined in Section 2(13) of the Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) of (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000, an employee benefit plan within the meaning of the Employment Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000, or if a self-directed plan, with investment decisions made solely by persons that are Accredited Investors;

                           (ii) a private business development company as defined in Section 202(a)(22) of the investment Advisers Act of 1940;

                           (iii) an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring Shares, with total assets in excess of $5,000,000;

                           (iv) a director or executive officer of the Company;

                           (v) a natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his or her purchase exceeds $1,000,000;

                           (vi) a natural person who had an individual income (not including his or her spouse’s income) in excess of $200,000 in 1998 and 1999 or joint income with his or her spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching such income level in 2000;

                           (vii) a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring Shares, whose purchase is directed by a person having such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks entailed in the purchase of Shares; or

                           (viii) an entity in which all of the equity owners are Accredited Investors. (If this alternative is checked, the undersigned must identify each equity owner and provide statements signed by each demonstrating how each is qualified as an Accredited Investor.)

(l)  the undersigned certifies that the representations set forth herein concerning the undersigned are true and correct as of the date hereof.

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EXHIBIT 5

GUIDELINES FOR CERTAIN BUDGETS

PROJECT	RATES

Program Management	Included in program Management & In-Licensing Fees (see above)

Project Initiation Fees
Protocol Development:	[c.i.] depending on complexity
Protocol amendments	Billed at hourly rate
CRF Creation:	[c.i.] depending on complexity
CRF Assembly:	[c.i.] plus [c.i.] above [c.i.] sites
Subject Recruitment Package:	[c.i.] plus [c.i.] above [c.i.] sites

Project Implementation Fees	Project Management: [c.i.] for up to the first [c.i.] trial sites, each additional site @ [c.i.]

Medical Monitoring: [c.i.] for up to the first [c.i.] trial sites, each additional site @ [c.i.]

PI Monitoring: Set up and study closure [c.i.], trial site visits @ [c.i.] plus travel.

Data Management & Statistical Management billed @ [c.i.]

Study Analysis & Report Writing @ [c.i.]

Medical Consultative services at [c.i.]

Project management billed from [c.i.]

Medical monitoring billed for [c.i.]

Other Fees	Consulting Services (Phase I studies, etc.) & Trial site related fees billed @ [c.i.]

Approved expenses (FEDEX, reproduction, clinical supplies, cell phone, out-of-pocket expenses: actual and reasonable in accordance with DUSA policies etc.) billed @ [c.i.]

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